Exhibit 5.2
July 13, 2006
Board of Directors
Ashford Hospitality Trust, Inc.
14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254
Ladies and Gentlemen:
     We are acting as counsel to Ashford Hospitality Trust, Inc., a Maryland corporation (the “Company”), in connection with the Company’s registration statement on Form S-3, as amended (the “Registration Statement”), filed with the Securities and Exchange Commission relating to the proposed public offering of up to $700,000,000 in aggregate amount of one or more series of debt securities (the “Debt Securities”), shares of common stock, par value $.01 per share (the “Common Stock”), shares of preferred stock (the “Preferred Stock”) or warrants to purchase Debt Securities, Common Stock and Preferred Stock (the “Warrants”).
     The Debt Securities, the Common Stock, the Preferred Stock and the Warrants are herein referred to as “Securities.” The Securities may be offered and sold by the Company from time to time as set forth in the prospectus that forms a part of the Registration Statement (the “Prospectus”) and as set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.
     For purposes of this opinion letter, we have examined copies of the following documents (the “Documents”):
1.	An executed copy of the Registration Statement.

2.	The Charter of the Company, as amended, as certified by the Maryland State Department of Assessments and Taxation on July 6, 2006 and by the Secretary of the Company on the date hereof as then being complete, accurate and in effect (the “Charter”).

Ashford Hospitality Trust, Inc.
July 13, 2006

3.	The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect (the “Bylaws”).
4.	Resolutions of the Board of Directors of the Company adopted by unanimous written consent dated February 14, 2006, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to the authorization of the offering of the Securities, filing by the Company of the Registration Statement and other related matters (the “Resolutions”).
5.	A certificate of certain corporate officers of the Company dated the date hereof as to certain facts relating to the Company.
     In our examination of the aforesaid Documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all of the documents submitted to us, the authenticity of all originals documents, and the conformity to authentic original documents of all of the documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.
     For purposes of this opinion letter, we have assumed that (i) the issuance, sale, amount, and terms of the Securities of the Company, to be offered from time to time, will be duly authorized and established by proper action of the Board of Directors of the Company or a duly authorized committee of such Board of Directors consistent with the procedures and terms described in the Registration Statement and in accordance with the Resolutions, Charter, Bylaws and applicable Maryland General Corporation law (each, a “Board Action”) in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or otherwise impair the legal or binding nature of the obligations represented by the applicable Securities; (ii) at the time of offer, issuance and sale of any Securities, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended (the “Act”), and no stop order suspending its effectiveness will have been issued and remain in effect; (iii) any Debt Securities will be issued pursuant to an indenture (an “Indenture”) between the Company and a financial institution identified therein as trustee, in a form that will have been approved by appropriate Board Action, (iv) any Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”), each to be between the Company and a financial institution

Ashford Hospitality Trust, Inc.
July 13, 2006

identified therein as a warrant agent; (v) prior to any issuance of Preferred Stock appropriate articles supplementary will have been duly authorized and adopted by appropriate Board Action and filed with the Maryland State Department of Assessments and Taxation; (vi) the Securities will be delivered against payment of valid consideration therefor and in accordance with the terms of the applicable Board Action authorizing such sale and any applicable underwriting agreement or purchase agreement and as contemplated by the Registration Statement and/or the applicable prospectus supplement; and (vii) the Company will remain a Maryland corporation.
     This opinion letter is based as to matters of law solely on the applicable provisions of the Maryland General Corporation Law. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the terms “Maryland General Corporation Law, as amended” includes the statutory provisions contained therein, all applicable provisions of the Maryland Constitution and reported judicial decisions interpreting these laws.
     Based upon, subject to and limited by the foregoing, we are of the opinion that:
     (a) With respect to any Debt Securities (including any Debt Securities issued upon the exercise of Warrants), upon (i) final Board Action authorizing execution and delivery of an Indenture, (ii) due execution and delivery of the Indenture on behalf of the Company and the trustee named therein (ii) final Board Action authorizing the issuance of a series of Debt Securities, the terms of which have been duly established in accordance with the provisions of the applicable Indenture, the Debt Securities will have been duly authorized by the Company.
     (b) With respect to any Preferred Stock (including any Preferred Stock that is issued upon the exercise of any Warrants), upon (i) final Board Action authorizing and establishing a series of the Preferred Stock in accordance with the terms of the Charter, the Bylaws and applicable law, (ii) filing of an appropriate certificate of designation with respect to such Preferred Stock, (iii) final Board Action authorizing issuance of such shares of Preferred Stock, (iv) receipt by the Company of the consideration therefor specified in any applicable underwriting agreement or purchase agreement approved by the Board of Directors, and (v) in the case of any Preferred Stock to be issued under any Warrants, upon due exercise

Ashford Hospitality Trust, Inc.
July 13, 2006

of and payment of the exercise price specified in such Warrants, the Preferred Stock will be validly issued, fully paid and non-assessable.
     (c) With respect to any Common Stock (including any Common Stock issued upon the exchange or conversion of Debt Securities or Preferred Stock that are exchangeable for or convertible into Common Stock or upon the exercise of Warrants) other than the Secondary Shares, which are covered by paragraph (a) above, upon (i) final Board Action authorizing issuance of such shares of Common Stock, (ii) receipt by the Company of the consideration therefor specified in any applicable underwriting agreement or purchase agreement approved by the Board of Directors, (iii) in the case of any Common Stock to be issued under any warrants, upon due exercise of and payment of the exercise price specified in such Warrants, and (iv) in the case of any Common Stock to be issued upon the exchange or conversion of Debt Securities or Preferred Stock that are exchangeable for or convertible into Common Stock, due exercise of such exchange or conversion rights in accordance with the terms of the applicable instruments, the Common Stock will be validly issued, fully paid and non-assessable.
     (d) With respect to any Warrants, upon (i) final Board Action authorizing execution and delivery of the Warrant Agreement, (ii) due execution and delivery of the Warrant Agreement on behalf of the Company and the warrant agent named therein, (iii) due execution, countersignature, issuance, and delivery of the warrants against payment of the consideration therefor specified in any applicable underwriting agreement or purchase agreement approved by the Board of Directors and otherwise in accordance with the warrant agreement and such agreement, the Warrants will have been duly authorized by the Company.
     This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement. The foregoing notwithstanding, to the extent our opinion relates to matters of Maryland law, Andrews Kurth LLP may rely on our opinion in rendering its opinion to the addressees of this opinion on the date hereof, provided that the full text of our opinion is made available to each recipient of the opinion letter of Andrews Kurth LLP, and it is explicitly stated in the opinion letter of Andrews Kurth LLP that our opinion speaks only as of the original date thereof, that we have not taken any steps to update, or to confirm the continuing accuracy of, our opinion, and that no such reliance will have any effect on the scope, phrasing or originally intended use of our opinion.

Ashford Hospitality Trust, Inc.
July 13, 2006

          We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Prospectus constituting a part of the Registration Statement.
          In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours, /s/ HOGAN & HARTSON L.L.P. HOGAN & HARTSON L.L.P.